AMENDED AND RESTATED

                             DISTRIBUTION AGREEMENT

This Agreement is executed on March 1, 2012, by and between CURIAN SERIES TRUST (the "Trust") and CURIAN CLEARING LLC ("Curian Clearing") and, as provided in
Section 10 below, shall become effective on the effective date of the registration statement of the Trust on Form N-1A (the "Registration Statement"), as amended from time to time under the Investment Company Act of 1940, as amended (the "1940 Act").

WHEREAS, the Trust is an open-end, management investment company registered under the 1940 Act;

WHEREAS, Curian Clearing is a broker-dealer registered with the Securities and Exchange Commission ("SEC") and the Financial Industry Regulatory Authority ("FINRA");

WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate funds (the "Funds"), with each such Fund representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust wishes to enter into a distribution agreement with Curian Clearing with respect to the Funds listed in the current prospectus(es), which may from time to time be amended;

WHEREAS, the Trust is required pursuant to Section 352 of the USA PATRIOT ACT and regulations of the Department of Treasury thereunder to develop and implement an anti-money laundering compliance program that includes a Customer Identification Program ("AML Program") reasonably designed to prevent the Trust from being used to launder money or finance terrorist activities, including achieving and monitoring compliance with the applicable requirements of the Bank Secrecy Act, as amended, and implementing regulations of the Department of Treasury;

WHEREAS, the Trust has no employees and does not itself conduct any operations relating to transactions with shareholders that could be the subject of an AML Program, and wishes to conduct such operations solely through its principal underwriter, Curian Clearing;

WHEREAS, Curian Clearing is itself subject to the requirement under Section 352 of the USA PATRIOT ACT to develop and implement an AML Program, and compliance with applicable regulations of the Department of the Treasury, including but not limited to the Office of Foreign Assets Control (OFAC), and Curian Clearing has provided copies of its written policy and procedures to the Trust; and

WHEREAS,  Curian  Clearing wishes to render the services hereunder to the Trust.

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

     1. APPOINTMENT AND ACCEPTANCE. The Trust hereby appoints Curian Clearing as -------------------------- distributor of the Shares of the Funds set forth in the current prospectus(es) on the terms and for the period set forth in this Agreement, and Curian Clearing hereby accepts such appointment and agrees to render the services and undertake the duties set forth herein. Notwithstanding any

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

other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

     2.     GENERAL  PROVISIONS.
            -------------------

     (a) In performing its duties as distributor, Curian Clearing shall act in conformity with the Registration Statement of the Trust, and with any instructions received from the Board of Trustees of the Trust (the "Board of Trustees"), the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1940 Act, FINRA rules, and all other applicable Federal and State laws and regulations.

     (b) Curian Clearing has appointed a Chief Compliance Officer and has and will operate in compliance with the applicable requirements of FINRA Conduct Rule 3013, and shall cooperate fully with the Trust and its designated officers and Chief Compliance Officer in fulfilling the Trust's obligations under Rule 38a-1 under the 1940 Act.

     (c) Curian Clearing holds itself available to receive orders for the purchase or redemption of Shares and shall accept or reject orders to purchase or redeem such Shares on behalf of the Trust in accordance with the provisions of the Registration Statement, and shall transmit such orders as are so accepted to the Trust's transfer agent promptly for processing.

     (d) Curian Clearing shall not be obligated to sell any certain number of Shares. Except as provided in this Agreement, no commission or other fee will be paid to Curian Clearing in connection with the sale of Shares. The Trust and each Fund retain the right to make direct sales of its Shares to shareholders or to other persons in a manner consistent with the terms of the then current prospectus(es) and statement(s) of additional information and applicable law, and to engage in other legally authorized transactions in its Shares which do not involve the sale of Shares to the general public. Such transactions are initiated by the Trust and may include, but are not limited to, the reorganization of the Trust or any Funds, and transactions involving the merger or combination of the Trust or any Funds with other trusts or funds.

     (e) Offering Price. Shares shall be offered for sale at a price equivalent to the net asset value per share of that series or as otherwise set forth in the Trust's then current prospectus(es). The Trust receives 100% of such net asset value. On each business day on which the New York Stock Exchange is open for business, the Trust shall furnish Curian Clearing with the net asset value of the Shares of each available series and class which shall be determined in accordance with the Trust's then effective prospectus(es). All Shares shall be sold in the manner set forth in the Trust's then effective prospectus(es) and statement of additional information (the "SAI"), and in compliance with applicable law.

     3. CURIAN CLEARING EXPENSES. During the term of this Agreement, Curian ------------------------ Clearing shall bear all its expenses incurred in complying with this Agreement, including the following expenses:

     (a) costs of sales presentations, preparation and delivery of advertising and sales literature, and any other marketing efforts by Curian Clearing in connection with the distribution or sale of Shares;

     (b) any compensation paid to employees of Curian Clearing in connection with the distribution or sale of the Shares;

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

     (c) development, preparation, printing and mailing of prospectuses, SAIs or supplements, sales literature, other promotional material describing and/or relating to the Fund, and reports or communications which the Trust has prepared for distribution; and

     (d) Curian Clearing may make payments to sub-agents or dealers from Curian Clearing's own resources, subject to the following conditions: (a) any such payments shall not create any obligation for or recourse against the Fund or any series or class, and (b) the terms and conditions of any such payments are consistent with the Trust's prospectus(es) and applicable Federal and State securities laws and are disclosed in the Trust's prospectus(es) or SAI to the extent such laws may require.

     4. RESERVATION OF RIGHT NOT TO SELL. The Trust reserves the right to refuse -------------------------------- at any time or times to sell any of its Shares for any reason deemed adequate by it.

     5. TERMS AND CONDITIONS OF SALES. Shares shall be offered for sale only in ----------------------------- those jurisdictions where they have been properly registered or are exempt from registration, and only to those groups of people which the Board may from time to time determine to be eligible to purchase such Shares.

     6. ORDERS AND PAYMENT FOR SHARES. Orders for Shares shall be directed to -------------------------------- the Fund's Transfer Agent, for acceptance on behalf of the Fund. At or prior to the time of delivery of any of the Trust's Shares, Curian Clearing shall pay or cause to be paid to the custodian of the Fund's assets, for the Trust's account, an amount in cash equal to the net asset value of such Shares. Sales of Shares shall be deemed to be made when and where accepted by the Fund's Transfer Agent. The Fund's custodian and Transfer Agent shall be identified in its prospectus(es).

     7. PURCHASES FOR CURIAN CLEARING'S OWN ACCOUNT. Curian Clearing shall not --------------------------------------------- purchase Trust Shares for Curian
Clearing's own account for purposes of resale to the public, but Curian Clearing may purchase Shares for Curian Clearing's own investment account upon Curian Clearing's written assurance that the purchase is for investment purposes and that the Shares will not be resold except through redemption by the Trust.

     8. CONSTRUCTION OF AGREEMENT. Terms or words used in the Agreement, which --------------------------- also occur in the Declaration of Trust or Bylaws of the Trust, shall have the same meaning herein as given to such terms or words in the Declaration of Trust or Bylaws of the Trust.

     9. CONDUCT OF BUSINESS. Other than the Trust's currently effective --------------------- prospectus(es), Curian Clearing shall not issue any sales material or statements except literature or advertising which conforms to the requirements of Federal and State securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.

     Curian Clearing shall comply, and shall require each dealer with whom Curian Clearing has entered into a dealer agreement with, to comply, with the applicable Federal and State laws and regulations where Trust Shares are offered, directly or indirectly, for sale, and shall conduct Curian Clearing's affairs with the Trust and with dealers, brokers or investors in accordance with FINRA Conduct Rules. Curian Clearing shall assume responsibility for the review, and clearance, of all advertisements and sales literature on behalf of the Trust.

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

     10. EFFECTIVE DATE AND TERMINATION OF THIS AGREEMENT. This Agreement became ------------------------------------------------ effective at the date and time that the Trust's Registration Statement, reflecting the underwriting arrangements provided by this Agreement, became effective under the Securities Act, and shall, unless terminated as provided herein, continue in force for two
(2) years from that date, and from year to year thereafter, provided that such continuance for each successive year is specifically approved in advance at least annually by either the Board of Trustees or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the applicable Funds of the Trust and, in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting upon such approval. As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act. Section 23 herein shall survive the termination of this Agreement.

     11. TERMINATION. This Agreement may be terminated at any time by the Trust ----------- or any Fund without the payment of any penalty by giving Curian Clearing at least sixty (60) days' previous written notice of such intention to terminate. This Agreement may be terminated by Curian Clearing at any time by giving the Trust at least sixty (60) days' previous written notice of such intention to terminate.

     12. ASSIGNMENT. This Agreement shall terminate automatically in the event of ---------- its assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

     13. NOTICES. Notices of any kind to be given to Curian Clearing by the ------- Trust shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to 7601 Technology Way, Denver, CO 80237 or at such other address or to such individual as shall be specified by Curian Clearing to the Trust. Notices of any kind to be given to the Trust shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to One Corporate Way, Lansing, Michigan 48951 or at such other address or to such individual as shall be specified by the Trust.

14.     CONFIDENTIALITY.  Both  parties  agree  to  keep  confidential  all
        ---------------
information (whether written or oral), ideas, techniques, and materials supplied by the other party, and shall not distribute the same to any other parties, at any time, except with the express written consent of the other party. Both parties agree to discontinue use of and destroy, where applicable, all information, ideas, techniques, and materials supplied by the other party upon termination of this Agreement. Both parties acknowledge that certain information made available to the other party may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act or other federal and state privacy laws and the regulations promulgated thereunder (collectively, "Privacy Laws"). Both parties hereby agree: (a) not to disclose or use such information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws; (b) to establish and maintain procedures reasonably designed to insure the security and privacy of all such information; and (c) to cooperate with the other party and provide reasonable assistance in ensuring compliance of such Privacy Laws to the extent applicable to either party.

     15. NON-EXCLUSIVITY. The services of Curian Clearing to the Trust under --------------- this Agreement are not to be deemed exclusive, and Curian Clearing shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

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

     16. REPORTS. Curian Clearing shall prepare reports for the Board of
         --------
Trustees on a quarterly basis or more frequent basis showing such information as shall be reasonably requested by the Board of Trustees from time to time.

     17. INDEPENDENT CONTRACTOR. Curian Clearing shall for all purposes herein ---------------------- provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way other than as specifically set forth herein. It is understood and agreed that Curian Clearing, by separate agreement with the Trust, may also serve the Trust in other capacities.

     18. COUNTERPARTS. This Agreement may be executed in one or more ------------ counterparts, each of which shall be deemed to be an original.

     19. GOVERNING LAW. This Agreement shall be governed by the laws of ------------- Michigan, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Exchange Act, the Securities Act, or any rule or order of the SEC or any national or regional self-regulatory organization, such as FINRA.

     20. SEVERABILITY. If any provision of this Agreement shall be held or made ------------ invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     21. AML PROGRAM. Curian Clearing agrees to implement and operate an AML ----------- Program. Curian Clearing agrees that the Trust AML Program will be reasonably designed to prevent the Trust from being used for money laundering or the financing of terrorist activities and to achieve and monitor compliance with the applicable requirements of the Bank Secrecy Act (31 U.S.C. 5311 et seq.) and the implementing regulations of the Department of Treasury, including a Customer Identification Program. Curian Clearing represents that in addition to its obligations to the Trust pursuant to this Agreement it has established and will maintain a written AML Program as required by FINRA Conduct Rule 3011.

     22. RECORDS. Curian Clearing agrees to maintain and preserve reasonable ------- records pertaining to the implementation and operation of the AML
Program. Curian Clearing consents, upon reasonable notice, (a) to make information and records regarding the operation of the AML Program available to the SEC for review and (b) to make the AML Program available for inspection by the SEC and to any other regulatory agency with jurisdiction over such programs.

     23. MISCELLANEOUS. As used herein, the terms "net asset value," "offering -------------- price," "investment company," "open-end investment company," "principal underwriter," "interested person," and "majority of the outstanding voting securities" shall have the meanings set forth in the Securities Act or the 1940 Act and the Rules and Regulations thereunder and the term "assignment" shall have the meaning as set forth in the 1940 Act and the Rules and Regulations thereunder.

     A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

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

     24. INDEMNIFICATION. Curian Clearing, its officers, directors, employees, --------------- agents or affiliates will not be subject to any liability to Trust or its trustees, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Trust, any shareholder of the Trust, either in connection with the performance of Curian Clearing's duties under this Agreement or its failure to perform due to events beyond the reasonable control of Curian Clearing or its agents, except for a loss resulting from Curian Clearing's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ATTEST:                      CURIAN SERIES TRUST

By:  /s/ Kristen K. Leeman   By:     /s/ Susan S. Rhee
     ---------------------           -----------------
     Kristen K. Leeman       Name:   Susan S. Rhee
                                     -------------
                             Title:  Vice  President,  Chief  Legal
                                     Officer, and Secretary
                                     -----------------------------------------

ATTEST:                      CURIAN CLEARING LLC

By:  /s/ Bonnie Howe         By:     /s/ Michael A. Bell
     ---------------                 -------------------
     Bonnie Howe             Name:   Michael A. Bell
                                     ---------------
                             Title:  President and Chief Executive Officer
                                     -------------------------------------

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